Exhibit 99.1

QUESTAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”) is made as of this __ day of _______________, 2011 (the “Effective Date”), between Questar Corporation, a Utah corporation (the “Company”), and ______________ (the “Grantee”).

1.

Grant of Performance Shares.  Subject to the terms and conditions of this Agreement and the Company’s Long-Term Stock Incentive Plan (the “Plan”), the Company hereby issues to Grantee the right to receive a number of Performance Shares calculated in the manner set forth in Appendix A hereto, based on the achievement of one or more Performance Goals that must be attained over a relevant Performance Period, and assuming a target award of ______________ Performance Shares (the “Target Shares”).  Each Performance Share actually earned and vested in accordance with this Agreement and Appendix A hereto represents the right to receive one share of the Company’s no par value common stock (“Common Stock”), or a cash payment equal to the Fair Market Value of same, on the terms and subject to the conditions of this Agreement.  Terms not defined herein shall have the meanings ascribed to them in the Plan.

2.

Vesting; Termination of Employment; Forfeiture.

(a)

General.  Except as set forth below, the Grantee will vest and become entitled to any Performance Shares earned in accordance with this Agreement and Appendix A hereto only if Grantee remains in the continuous employment of the Company and its Affiliates from the Effective Date through the last day of the Performance Period.

(b)

Termination of Employment.  If the Grantee terminates employment with the Company and its Affiliates for any reason other than death, Disability, or Retirement prior to the last day of the Performance Period, the Grantee shall forfeit any and all interest under this Agreement and shall forfeit the right to receive any Performance Shares hereunder.

(b)

Death, Disability, or Retirement.  If the Grantee terminates employment with the Company and its Affiliates on account of death, Disability, or Retirement (as defined below) prior to the last day of the Performance Period, the Grantee shall receive a pro rata portion of the Performance Shares that would otherwise have been received for the Performance Period, in an amount equal to the product of (x) the number of Performance Shares that would have been earned in accordance with the provisions of Appendix A had Grantee remained in the continuous employment of the Company or its Affiliates through the last day of the Performance Period, multiplied by (y) the ratio between (i) the number of full months of employment completed from the first day of the Performance Period to the date of termination of employment and (ii) the number of full months in the Performance Period.  “Retirement” shall mean Grantee’s voluntary termination of employment with the Company and its Affiliates on or after age 55 with at least 10 years of service; provided that such retirement occurs no earlier than 12 months after the first day of the Performance Period, or such other retirement as shall be approved by the Committee in its discretion.

4.

Payment.  As soon as practicable after the end of the Performance Period the Committee shall determine the number of Performance Shares that have been earned and vested in accordance with the Appendix A and the terms and conditions of this Agreement.  Payment for earned and vested Performance Shares shall be made in cash or in shares of Common Stock, or any combination thereof, as determined by the Committee in its sole and absolute discretion.  In the event the Committee determines to pay cash for any earned and vested Performance Shares, the amount distributable shall be based on the Fair Market Value of the Company’s Common Stock on the date that the Committee makes its determination as to the number of Performance Shares that were earned for the Performance Period (the “Determination Date”).  All payments shall be made as soon as administratively practicable after the Determination Date, but in all events in the calendar year following the calendar year in which the Performance Period ends.

5.

Change in Control.  Notwithstanding anything in this Agreement or in Appendix A to the contrary, upon the occurrence of a Change in Control (as defined in the Plan), the Participant shall become fully vested in this award, the Performance Period shall end on such date, and a determination shall be made on such date as to the number of Performance Shares earned using the metrics set forth in Appendix A hereto as applied to such shortened Performance Period.  If the Change in Control is also a “change in control” within the meaning of Section 409A of the Internal Revenue Code (IRC), the Performance Shares earned (if any) shall be paid on a date and in a form (i.e. cash or Common Stock) selected by the Committee within 30 days after the closing of the transaction that constitutes the change in control.  If the Change in Control is not also a “change in control” within the meaning of Section 409A, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the obligation to pay to the Participant such earned and vested Performance Shares as soon as administrative practicable in the calendar year in which such amounts would otherwise have been payable to the Participant pursuant to Section 4 above.

6.

No Rights of a Stockholder.  The Grantee shall have no voting or other rights as a stockholder of the Company with respect to this award.  In the event Grantee receives shares of Common Stock in payment of earned and vested Performance Shares, the Grantee shall have all of the rights of a stockholder of the Company with respect to such shares as and when Grantee becomes the stockholder of record of such shares.  The Grantee’s right to receive payments earned under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

7.

Adjustments to Performance Shares.  In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, grant of warrants or rights offering to purchase Common Stock at a price materially below fair market value or other similar corporate event affecting the Common Stock, the Committee shall adjust the award issued hereunder in order to preserve the benefits or potential benefits intended to be made available under this Agreement.  All adjustments shall be made in the sole and exclusive discretion of the Committee, whose determination shall be final, binding and conclusive.  Notice of any adjustment shall be given to Grantee.

8.

Tax Withholding Obligations.  Upon payment of cash or Common Stock pursuant to this Agreement, Grantee shall make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  Grantee may elect to pay such withholdings by having the Company withhold from shares of Common Stock paid hereunder a number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Grantee; provided however, that the amount of stock so withheld shall not result in adverse accounting consequences to the Company.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i)

All elections must be made prior to the Tax Date.

(ii)

All elections shall be irrevocable.

(iii)

If Grantee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (“Section 16”), Grantee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

9.

Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Grantee, to Grantee’s address now on file with the Company, or to such other address as either may designate in writing.  Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

10.

Amendment.  Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Grantee.

11.

Relationship to Plan.  This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.

12.

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13.

Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

14.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.

Rights to Employment.  Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to this award.

16.

Restrictions on Transferability.  Grantee’s interest under this Agreement, whether or not vested, may not be sold, assigned, transferred by gift or otherwise, pledged or hypothecated, or otherwise disposed of, by operation of law or otherwise at any time. Any attempt to do so shall be null and void.

17.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the choice of law principles thereof.

18.

Section 409A.

(a)

The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the IRC.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the IRC, the Company shall have the right to adopt such amendments to this Agreement or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the IRC or to comply with the requirements of Section 409A of the IRC and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify Grantee for any failure to do so.

(b)

It is not intended that any payments to be made pursuant to this Agreement would be made on account of Grantee’s “separation from service” within the meaning of Section 409A of the IRC.  However, in the event that any payment is deemed to be so made, and if Grantee is a “specified employee” as defined in Section 409A on the date of such “separation from service,” then notwithstanding anything to the contrary herein, no payment shall be made prior to the earliest date on which payment may be made under Section 409A(a)(2)(B)(i) (the six month delay rule for specified employees).

GRANTEE

QUESTAR CORPORATION

by

[Name]

Ronald W. Jibson

      President and CEO